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                                                         Exhibit 23.2



        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Evergreen Resources, Inc.
Denver, Colorado

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 24, 1996, relating to the consolidated financial statements of Evergreen Resources, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                          BDO SEIDMAN, LLP



Denver, Colorado
September 10, 1996